EXHIBIT 5.1

                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, NY  10019-4097
                                Telephone 212 603-2000
                                   Fax 212 603-2001

                                                             (212) 603-2000


                                                New York, New York
                                                June 5, 1997


             ICG Communications, Inc.
             ICG Holdings, Inc.
             9605 East Maroon Circle
             Englewood, CO  80112

                       Re: ICG HOLDINGS, INC.; ICG COMMUNICATIONS, INC. REGISTRATION STATEMENT ON FORM S-4
                            REGISTRATION NO. 333-24359
                            --------------------------------------------

             Ladies and Gentlemen:

                       As counsel for ICG Holdings, Inc., a Colorado
             corporation ("Holdings"), we have been requested to furnish our opinion as to matters hereinafter set forth in connection with the proposed issuance by Holdings of (i) $176,000,000 in aggregate principal amount of its 11 5/8% Senior Exchange Discount Notes due 2007 (the "Exchange Notes"), under an Indenture dated March 11, 1997, among Holdings, ICG Communications, Inc., a Delaware corporation, and Norwest Bank Colorado, National Association (the "Trustee"), in exchange for its outstanding 11 5/8% Senior Discount Notes due 2007 (the "Note Exchange Offer"), and
             (ii) 100,000 shares of New Exchangeable Preferred Stock (the "New Preferred Stock") in exchange for its outstanding Exchangeable Preferred Stock (the "Preferred Stock Exchange Offer"). The issuance of the Exchange Notes pursuant to the Note Exchange Offer and the issuance of the New Preferred Stock pursuant to the Preferred Stock Exchange Offer will be registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-4, as amended (Registration No. 333-24359) (the "Registration Statement"), which Registration Statement sets forth the terms and conditions of the Note Exchange Offer and the Preferred Stock Exchange Offer. In connection herewith, we have examined the Second Amended and Restated Articles of Incorporation and By-Laws

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             ICG Communications, Inc.
             ICG Holdings, Inc.
             June 5, 1997
             Page 2



             of Holdings and the minutes of the Board of Directors of Holdings with respect to the registration of the Exchange Notes and the New Preferred Stock, and the issuance of the Exchange Notes and the New Preferred Stock. We have also examined such other documents, records, certificates of public officials and such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                       We are members of the bar of the State of New
             York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we have not reviewed and we express no opinion with respect to the laws of any jurisdiction other than the State of New York. In connection with the opinions expressed herein, we have relied upon, as to matters involving the application of laws of Colorado, the opinion letter of Sherman & Howard dated the date hereof.

                       Based upon the foregoing, we are of the opinion
             that:

                       1. When the Exchange Notes are duly executed by Holdings and authenticated by the Trustee in accordance with the terms of the Indenture and issued in accordance with the terms of the Note Exchange Offer, the Exchange Notes will be duly authorized and constitute valid and binding obligations of Holdings.

                       2. When the New Preferred Stock is issued in accordance with the terms of the Preferred Stock Exchange Offer, the New Preferred Stock will be validly issued, fully paid and non-assessable shares of preferred stock of Holdings.

                       We hereby consent to the filing of this opinion
             as an exhibit to the Registration Statement and to the reference to this firm appearing in the Prospectus under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Reid & Priest LLP